EXHIBIT 99.1

Audited financial statements of Alkame Water, Inc.

for the period from inception (March 1, 2012) through December 31, 2012

ALKAME WATER INC.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

For the period from March 1, 2012 (date of inception) to December 31, 2012

Financial Statement Index

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Alkame Water, Inc.

(A development stage company)

We have audited the accompanying balance sheet of Alkame Water, Inc. (“the Company”) as of December 31, 2012 and the related statements of operations, stockholders’ deficit and cash flows for the for the period from March 1, 2012 (date of inception) through December 31, 2012 . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Alkame Water, Inc. as of December 31, 2012 and the results of their operations and cash flows for the period from March 1, 2012 (date of inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

June 21, 2013

F-1

ALKAME WATER INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

December 31, 2012 $
ASSETS
Cash	145
Total Assets	145

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	10,759
Due to related parties	17,162
Notes payable	7,000
Total liabilities	34,921

STOCKHOLDERS’ DEFICIT
Common Stock
Authorized: 100,000 common shares with a par value of $0.01 per share
Issued and outstanding: 100,000 common shares	1,000
Additional Paid-In Capital	(1,000)
Accumulated Deficit during the Development Stage	(34,776)
Total Stockholders’ Deficit	(34,776)
Total Liabilities and Stockholders’ Deficit	145

(The accompanying notes are an integral part of these financial statements)

F-2

ALKAME WATER INC.

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

Period from March 1, 2012 (date of inception) to December 31, 2012 $

Revenue	–
Operating expenses
Consulting fees	4,360
General and administrative	30,416
Total operating expenses	(34,776)

Net loss	(34,776)

Net loss per share, basic and diluted	(0.35)

Weighted average shares outstanding, basic and diluted	100,000

(The accompanying notes are an integral part of these financial statements)

F-3

ALKAME WATER INC.

(A Development Stage Company)

Statement of Cash Flows

(Expressed in US dollars)

Period from March 1, 2012 (date of inception) to December 31, 2012
$
Operating Activities

Net loss for the period	(34,776)
Adjustments to reconcile net loss to net cash
used in operating activities:
Expenses paid on behalf of the Company by a related party	21,915

Changes in operating assets and liabilities:

Accounts payable	10,759

Net cash used in operating activities	(2,102)

Financing Activities

Proceeds from related parties	6,215
Repayments to related parties	(3,968)

Net cash provided by financing activities	2,247

Increase in cash	145

Cash, beginning of period	—

Cash, end of period	145

Non-cash investing and financing activities:
Issuance of founders’ shares	1,000

Supplemental Disclosures
Interest paid	—
Income tax paid	—

(The accompanying notes are an integral part of these financial statements)

F-4

ALKAME WATER INC.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From March 1, 2012 (Date of Inception) to December 31, 2012

			Additional
	Common Stock	Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – March 1, 2012 (Date of Inception)	—	—	—	—	—

Issuance of founders’ shares	100,000	1,000	(1,000)	—	—

Net loss for the period	—	—	—	(34,776)	(34,776)
	—	—
Balance – December 31, 2012	100,000	1,000	(1,000)	(34,776)	(34,776)

(The accompanying notes are an integral part of these financial statements)

F-5

ALKAME WATER INC.

(A Development Stage Company)

Notes to the Financial Statements

1. Nature of Operations and Continuance of Business

Alkame Water Inc. (the “Company”) was incorporated in the state of Nevada on March 1, 2012. The Company is a development stage company as defined by FASB guidelines. The Company is in the business of manufacturing bottled/canned alkaline, antioxidant and oxygenated water.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended December 31, 2012, the Company has a working capital deficit of $34,776 and an accumulated deficit of $34,776. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation and Principles of Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

b)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at December 31, 2012, the Company had no cash equivalents.

d)	Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at December 31, 2012, the Company had no potentially dilutive shares.

F-6

ALKAME WATER INC.

(A Development Stage Company)

Notes to the Financial Statements

2.	Summary of Significant Accounting Policies (continued)

e) Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2012, the Company has no items representing comprehensive income or loss.

h)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-7

ALKAME WATER INC.

(A Development Stage Company)

Notes to the Financial Statements

3. Related Party Transactions

During the year ended December 31, 2012, the Company received $6,215 in cash loans, and had $14,915 in expenses paid on its behalf by the President of the Company. The Company made cash payments on these notes totaling $3,968 during the year ended December 31, 2012.  The amounts owing are unsecured, non-interest bearing and due on demand.

4. Notes Payable

During the year ended December 31, 2012, the Company had $7,000 in expenses paid on its behalf by a non-related party of the Company. The amounts owing are unsecured, non-interest bearing and due on demand.

5. Common Shares

On March 1, 2012, the Company issued 100,000 founders’ shares at par value to officers and directors of the Company.

6. Income Taxes

The Company has $11,824 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2032. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the period ended December 31, 2012 and had no uncertain tax positions as at December 31, 2012:

December 31, 2012 $

Net loss before taxes	(34,776)
Statutory rate	34%

Computed expected tax recovery	11,824
Valuation allowance	(11,824)

Income tax provision	—

7.	Subsequent events

We have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events after December 31, 2012 other than the following:

a)	On February 1, 2013, the Company entered into a promissory note agreement with a shareholder of the Company for $70,000, which is unsecured, bears no interest until March 1, 2014, at which time it will start accruing interest at 5% per annum, and is due on demand.

b)	On February 1, 2013, the Company issued 6,000 common shares to a shareholder of the Company for services rendered with a fair value of $60.

c)	On March 30, 2013, the Company entered into a promissory note agreement with an unrelated party for $500,000, which is unsecured, bears interest at 10% per annum and is due on March 30, 2015.

F-8